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                                       February 5, 1998



Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019


Gentlemen:

Pursuant to your request, Morten Beyer & Agnew (MBA) has set forth its opinion regarding the Base Values of twenty-four aircraft (as described in Schedule I herein) being delivered new from the manufacturer to Continental Airlines during 1998. More specifically, our mandate is to render our opinion on this date as to the value of the aircraft on their delivery dates.

There are several terms used to describe the "value" of an aircraft. MBA uses the definitions of various value terms as promulgated by the International Society of Transport Aircraft Trading (ISTAT), a not-for-profit organization of some 500 members who have an interest in the commercial aviation industry. The membership consists of management level personnel from banks, leasing companies, airlines, appraisers, brokers, manufacturers, etc. ISTAT has also established standards for appraisal practice and a code of ethics for those members certified by the Society as appraisers. To attain certification members must meet rigid educational and experience requirements and must successfully complete written examinations. Morten Beyer of MBA is an ISTAT Certified Senior Appraiser and provides oversight of all appraisals issued by MBA.

ISTAT defines Current Market Value (CMV) as the most likely trading price that may be generated for an aircraft under the market conditions that are perceived to exist at the time

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in question. Market Value (MV) assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transactions would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration and given an adequate amount of time for effective exposure to prospective buyers. Fair Market Value is synonymous to MV and Current Fair Market Value is synonymous with CMV because the criteria typically used in those documents that use the term "fair" reflect the same criteria set forth in the above definition of Market Value.

Base Value (BV) contains the same elements as MV except the market conditions are always assumed to be in a reasonable state of equilibrium. Base values are related to long term trends, and may or may not reflect the actual current value of the aircraft in question. Base values are founded in the historical values of aircraft and are usually used for analysis of historic values or for future value projections.

The values set forth herein are Base Values. Base Values are provided for each aircraft, identified by aircraft type and tail numbers taking into account the expected month of delivery to Continental.

The expected delivery period for the aircraft that are the subject of this report begins in February, 1998, and terminates in December, 1998. As of the date of this report, we foresee no events that may cause us to revise valuations. However, unforeseen circumstances can occur with little or no warning, and if changed circumstances justify it, MBA would revise its valuations accordingly.

All of the aircraft included in this appraisal are new aircraft with scheduled delivery dates starting in February, 1998. The types of aircraft that are the subject of this report are all



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considered to be effective competitors in the industry for years to come, and they all meet or exceed Stage III noise level standards.

The Boeing 737-500 was first built in 1989, and there are currently 334 in service with 35 operators and another 49 on order. It is the truncated version of the 737-300/400 series and offers a lower cost per aircraft mile. Because of its smaller capacity, its unit costs as measured by the cost per available seat mile are higher. Although we consider the aircraft to be a competitive one, it suffers from the fact that aircraft that are smaller versions of larger aircraft have historically not been as efficient as aircraft that are originally designed as smaller machines.

The Boeing 737-700 is Boeing's newest entry into the advanced technology market to compete with Airbus A319/320/321 series machines. The aircraft entered service in December, 1997, with the launch customer, Southwest Airlines. There were 318 unfilled orders as of December. We expect that this aircraft will be very popular with the airlines and will have a long production run.

The Boeing 737-800 is the largest member of the new (third) generation of the 737 family, and the first aircraft is due to enter service with Hapag-Lloyd in April, 1998. Designed to replace the -400, it is 108 inches longer and has typical two-class seating of 160 and a high density seating if 189. There are 299 unfilled orders for the 737-800 as of December, 1997.

The Boeing 757-200 first entered the industry in 1982. There are currently 782 aircraft delivered and 133 on order. These numbers include the 200, 200M, 200PF, and 300 versions.

The Boeing 777-200 has been in service since May 15, 1995 with United Airlines which is by far its largest operator. There are 104 in service with 14 operators (as of December 31, 1997), with another 260 aircraft on order.


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Four of the five aircraft types covered in this appraisal have higher maximum take-off weights than MBA considers standard for the type. We have, therefore, increased our normal Base Values by $50 per pound of higher take-off weight. The adjustment is based on the difference between the appraised aircraft and the weight MBA ascribes to the aircraft as a standard weight. This is usually the base MTOW but can be higher as is the case with the 757-200 to which MBA ascribes a standard purchase MTOW of 240,000 pounds. These increases are as follows:


     AIRCRAFT TYPE              HIGHER MTOW            INCREASED VALUE
     -------------              -----------            ---------------
                                  (lbs.)
       B-737-500                   18,500                $   930,000
       B-737-700                   20,000                  1,000,000
       B-737-800                   17,000                    850,000
       B-757-200                   10,000                    500,000


In the case of the 777-200 IGW, MBA values the aircraft at the maximum MTOW as standard and reduces the value based on the certificate purchase weight. In the case of this appraisal MBA was specifically requested to appraise the 777-200 aircraft at the highest MTOW, that being 648,000.


SUMMARY

MBA appraises the base fair market value of the twenty-four aircraft as set forth in the exhibit following as of the dates of their scheduled delivery to Continental Airlines at a total of $1,194,240,000, with the individual aircraft values set forth by their respective tail number.




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This report has been prepared for the exclusive use of Continental Airlines and
Credit Suisse and shall not be provided to other parties by MBA without the express consent of Continental and Credit Suisse.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion, as of the date of this report, of the values set forth herein. MBA further certifies that it does not have, and does not expect to have, any financial interest in the subject or similar aircraft.

This report represents MBA's opinion as to the subject aircraft, and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by Continental or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.


                                       Sincerely,




                                       /s/ Morten S. Beyer
                                       Morten S. Beyer
                                       Chairman & CEO


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                    BASE VALUE APPRAISAL OF LISTED AIRCRAFT
                          UPON DELIVERY DURING 1998 TO
                           CONTINENTAL AIRLINES, INC.
                           (US Dollars in Thousands)

                                 Expected                   MTOW      Base
Aircraft Type     Engine         Delivery Date    Tail No.  (lb.)     Value
-------------     ------------   -------------    --------  -------   ----------
B-737-524         CFM56-3B1      September 1998   N14664    133,500   $   27,670
B-737-524         CFM56-3B1      September 1998   N13665    133,500       27,670
B-737-524         CFM56-3B1      October 1998     N14667    133,500       27,730
B-737-524         CFM56-3B1      October 1998     N14668    133,500       27,730

B-737-724         CFM56-7B24     August 1998      N54711    153,000       37,530
B-737-724         CFM56-7B24     August 1998      N15712    153,000       37,530
B-737-724         CFM56-7B24     August 1998      N16713    153,000       37,530
B-737-724         CFM56-7B24     September 1998   N33714    153,000       37,600
B-737-724         CFM56-7B24     October 1998     N24715    153,000       37,680
B-737-724         CFM56-7B24     November 1998    N13716    153,000       37,750

B-737-824         CFM56-7B26     October 1998     N18220    172,500       44,660
B-737-824         CFM56-7B26     November 1998    N12221    172,500       44,750
B-737-824         CFM56-7B26     December 1998    N34222    172,500       44,840
B-737-824         CFM56-7B26     December 1998    N18223    172,500       44,840
B-737-824         CFM56-7B26     December 1998    N24224    172,500       44,840
B-737-824         CFM56-7B26     December 1998    N12225    172,500       44,840
B-737-824         CFM56-7B26     December 1998    N26226    172,500       44,840

B-757-224 ETOPS   RB211-535E4B   February 1998    N48127    250,000       55,870
B-757-224 ETOPS   RB211-535E4B   March 1998       N17128    250,000       55,980
B-757-224 ETOPS   RB211-535E4B   March 1998       N29129    250,000       55,980
B-757-224 ETOPS   RB211-535E4B   April 1998       N19130    250,000       56,100
B-757-224 ETOPS   RB211-535E4B   June 1998        N33132    250,000       56,330

B-777-224 IGW     GE90           November 1998    N78004    648,000      131,740
B-777-224 IGW     GE90           December 1998    N78005    648,000      132,110
                                                              Total   $1,194,240


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